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                                                                     Exhibit 5.1

                             KIRKPATRICK & LOCKHART LLP
                           1800 Massachusetts Avenue, N.W.
                             Washington, D.C.  20036-1800
                                    (202) 778-9000



                                    April 16, 1996


     Mid Atlantic Medical Services, Inc.
     4 Taft Court
     Rockville, Maryland  20850

                      Re:      Mid Atlantic Medical Services, Inc.
                               Registration Statement on Form S-8
                               ----------------------------------

     Ladies/Gentlemen:

              We have acted as counsel to Mid Atlantic Medical Services, Inc., a Delaware corporation ("Corporation"), in connection with the preparation and filing of the above-captioned Registration Statement on Form S-8 ("Registration Statement") under the Securities Act of 1933, as amended, covering non-qualified options ("Non-Qualified Options") to purchase 3,000,000 shares of Common Stock, $0.01 par value per share ("Common Stock"), of the Corporation pursuant to the Corporation's 1996 Non-Qualified Stock Option Plan.

              We  have  examined  copies  of  the  Registration  Statement,  the
     Prospectus forming a part thereof, the Certificate of Incorporation and By-Laws of the Corporation, each as amended to date, the minutes of various meetings and unanimous written consents of the Board of Directors and the shareholders of the Corporation, and original, reproduced or certified copies of such records of the Corporation and such agreements, certificates of public officials, certificates of officers and representatives of the Corporation and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures and the conformity to original documents of all documents supplied to us as copies. As to various questions of fact material to such opinions, we have relied upon statements and certificates of officers and representatives of the Corporation and others.


              Based on the foregoing, we are of the opinion that the Non-Qualified Options will be duly and validly issued by the Corporation and that each of the 3,000,000 shares of Common Stock, when issued upon the exercise of a Non-Qualified Option and the payment of the exercise price per share specified in such Non-Qualified Option, as contemplated in
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     Mid Atlantic Medical Services, Inc.
     April 15, 1996
     Page 2


     the Registration Statement, will be duly and validly issued by the Corporation, fully paid and non-assessable.

              We hereby consent to your filing a copy of this Opinion as an exhibit to said Registration Statement.

                                       Very truly yours,
                                       KIRKPATRICK & LOCKHART LLP

                               By:     /s/ Cary J. Meer
                                       ---------------------------
                                       Cary J. Meer, Partner
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